Exhibit 99.1

Investment Banking

January 5, 2016

The Board of Directors

Team, Inc.

13131 Dairy Ashford, Suite 600

Sugar Land, TX 77478

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated October 30, 2015, to the Board of Directors of Team, Inc. (“Team”) as Annex B to, and reference thereto under the headings “SUMMARY — The Merger — Opinion of Team’s Financial Advisor” and “THE MERGER — Opinion of Team’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving Team and Furmanite Corporation, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Team, Inc. (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ROBERT W. BAIRD & CO., INCORPORATED

By:
Managing Director

Robert W. Baird & Co.

777 East Wisconsin Avenue

Milwaukee WI 53202-5391

Toll Free 800 792-2473

Fax 414 765-3912

www.rwbaird.com